UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2005

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations.

Item 1.01—Entry into a Material Definitive Agreement.

(a) On February 2, 2005 the Compensation Committee of the Board of Directors of WellPoint, Inc. authorized the payment of the annual incentive award to each of the named executive officers of WellPoint, Inc. The annual incentive awards were made pursuant to the Anthem Annual Incentive Plan which was approved by the shareholders in May 2003. The annual incentive awards were determined by the Compensation Committee based on the performance of WellPoint, Inc. and its subsidiaries and the executive officers during 2004 as measured against performance measures approved by the Compensation Committee in the first quarter of that year.

The following table sets forth cash payments to be made to the named executive officers in respect of their annual incentive awards for 2004:

Named Executive Officer	Award
Larry C. Glasscock	$2,057,878
Keith R. Faller	$776,413
Thomas G. Snead Jr.	$754,523
David R. Frick	$678,602
Michael L. Smith	$678,602

(b) On February 2, 2005 the Board of Directors of WellPoint, Inc. adopted a new program for compensating directors who are not employees of WellPoint, Inc. A copy of the new Board of Directors Compensation Program is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9—Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Exhibit
99.1	WellPoint, Inc. Board of Directors Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2005

WELLPOINT, INC.

By:	/S/ DAVID R. FRICK
Name: David R. Frick Title: Executive Vice President and Chief Legal and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	WellPoint, Inc. Board of Directors Compensation Program